UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 8, 2013 (April 2, 2013)

FREESCALE SEMICONDUCTOR, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35184	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On April 2, 2013, the Compensation and Leadership Committee of Freescale Semiconductor, Ltd. (the “Company”) adopted the forms of Performance Restricted Share Unit Award Agreement (Section 16 Officer) (the “PRSU Award Agreement”), Nonqualified Stock Option Agreement (Section 16 Officer) (the “NQSO Award Agreement”) and Restricted Share Unit Award Agreement (Section 16 Officer) (the “RSU Award Agreement” and collectively, the “Award Agreements”) to be used for grants under the Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan to the Company’s executives covered by Section 16 of the Securities Exchange Act of 1934. The following description of the Award Agreements is qualified in its entirety by reference to the Award Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference.

The PRSU Award Agreement provides for an award of a target number of restricted share units based on the Company’s achievement of specified performance goals based on total shareholder return over a three year period relative to a peer group. Common shares are delivered to the participant only if the performance goals have been achieved and certified by the Compensation and Leadership Committee, and the participant has become vested in the restricted share units. The PRSU Award Agreement provides for a performance period from January 1, 2013 through December 31, 2015. To the extent the applicable performance goals have been achieved, participants will be entitled to receive from 0 to 1.5 (the “share delivery factor”) common shares for each restricted share unit under the PRSU Award Agreement. As soon as practicable following the last day of the performance period, the Compensation and Leadership Committee will certify the extent to which the performance goals have been achieved and the corresponding share delivery factor. Subject to continued employment with the Company, or except as otherwise provided in the PRSU Award Agreement, the restricted share units delivered under the PRSU Award Agreement, if any, will vest on the third anniversary of the date of grant. Under the terms of the PRSU Award Agreement, upon termination due to death or disability after the first anniversary of the date of grant, the award will become vested for a prorated portion of restricted share units based on the number of days elapsed from the grant date with a deemed share delivery factor of 1.0.  In the event of a change in control, the performance period will terminate on the date of the change in control and the actual total shareholder return for the performance period will be used to calculate the share delivery factor for the award.

The NQSO Award Agreement and RSU Award Agreement generally provide for vesting of 25% of the applicable award on each of the first, second, third and fourth anniversaries of the date of grant, subject to the participant’s continued employment with the Company.  Upon termination of employment due to death or disability, awards under the NQSO Award Agreement and RSU Award Agreement will become vested for an additional number of shares equal to the number of shares that would have vested on the next anniversary of the date of grant if the participant had remained employed until such date. Vested options under the NQSO Award Agreement are exercisable at any time before the earliest to occur of:  (i) the seventh anniversary of the date of grant, (ii) twelve months following the date of termination of employment due to retirement, death or disability, (iii) ninety days following termination of employment for any reason other than cause or due to retirement, death or disability or (iv) immediately upon notification of termination of employment for cause.  Under the RSU Award Agreement, participants will receive one common share of the Company for each vested restricted share unit as soon as practicable following the applicable vesting date.

Each of the Award Agreements provides that in the event the participant’s employment with the Company is terminated by the Company without cause or by the participant for good reason, in each case within twelve months of a change in control, all unvested awards will become immediately vested.  For purposes of the Award Agreements, the definition of “good reason” is the definition contained in the participant’s employment agreement, or absent an employment agreement, the definition contained in the Award Agreements.  If the Award Agreements are not assumed or substituted under the terms of the Award Agreements in connection with a change in control, all unvested portions of the awards will become vested immediately upon the occurrence of the change in control.

The Award Agreements also contain covenants regarding confidential information, non-solicitation and non-competition that are effective following termination. If a participant breaches any of these covenants during the one year period following the date of termination, any vested portion of the award and any shares acquired pursuant to the award will be forfeited and any proceeds from the sale of those shares must be immediately repaid to the Company.

Item 9.01              Financial Statements and Exhibits.

(d)                Exhibits.

Exhibit No.	Description

10.1	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Performance Restricted Share Unit Award Agreement (Section 16 Officer)

10.2	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Nonqualified Stock Option Agreement (Section 16 Officer)

10.3	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Restricted Share Unit Award Agreement (Section 16 Officer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: April 8, 2013

Exhibit Index

Exhibit Number	Description

10.1	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Performance Restricted Share Unit Award Agreement (Section 16 Officer)

10.2	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Nonqualified Stock Option Agreement (Section 16 Officer)

10.3	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Restricted Share Unit Award Agreement (Section 16 Officer)